UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

September 14, 2006
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2006, Novell, Inc. (“Novell”) received a Staff Determination notice from The Nasdaq Stock Market stating that Novell's common stock is subject to delisting because Novell is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports for continued listing. The letter was issued in accordance with Nasdaq procedures because Novell has not timely filed its Quarterly Report on Form 10-Q for the period ended July 31, 2006 (the “Form 10-Q”). As previously disclosed in a Form 12b-25 filed with the Securities and Exchange Commission on September 11, 2006, Novell was not able to timely file the Form 10-Q as a result of an ongoing voluntary review of its historical stock-based compensation practices.

Novell will appeal the Nasdaq Staff Determination and request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) in accordance with the Nasdaq Marketplace Rules. The appeal and hearing request will automatically stay the delisting of Novell’s common stock pending the Panel’s review and determination.

Until the Panel issues a determination following the hearing, and thereafter during the period of any conditional listing exception granted by the Panel, Novell’s common stock will continue to be listed on The Nasdaq Stock Market. However, there can be no assurance that the determination of the Panel following the hearing will be favorable or that any conditional listing exception will be granted by the Panel.

On September 20, 2006, Novell issued a related press release announcing its receipt of the Nasdaq Staff Determination and its plans to appeal and request a hearing. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 8.01. Other Events.

On September 13, 2006, Novell received a notice dated September 12, 2006 of a purported default from Wells Fargo Bank, N.A., the trustee (the “Trustee”) with respect to its $600 million 0.50% Convertible Senior Debentures due 2024 (the “Debentures”). The Debentures were issued by Novell pursuant to an indenture dated July 2, 2004 (the “Indenture”) between the Trustee and Novell. Such notice stated that in the event Novell fails to file the Form 10-Q with the Securities and Exchange Commission (the “SEC”) within 5 calendar days of its prescribed due date, a default will have occurred under the Indenture and also demanded that Novell immediately remedy such default. The notice stated that the purported default will ripen into an Event of Default unless Novell files the Form 10-Q with the SEC within 60 days after the date of the notice of purported default. Under the Indenture, an Event of Default only occurs upon both the occurrence of a default and the receipt of any applicable notices, and the passage of any applicable cure periods.

Novell does not believe that it has failed to perform its obligations under the Indenture. Therefore, Novell believes that the above-mentioned notice of default is invalid and without merit. Novell’s Indenture requires that it provide the Trustee copies of all SEC filings within 15 days after such filings are actually made. Novell will comply with this requirement by providing the Form 10-Q to the Trustee after filing it with the SEC.

In the event the above-mentioned notice of default is not invalid, and in the event such default were to mature into an Event of Default under the Indenture, the Trustee or the holders of at least 25% in aggregate outstanding principal amount of Debentures may accelerate the maturity of the Debentures. If this were to come to pass, Novell anticipates that it would have sufficient cash on hand to satisfy its obligations under the Debentures.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated September 20, 2006 of Novell, Inc.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose Novell’s or management’s intentions, expectations or predictions of the future, including statements about claims of default with respect to Novell’s 0.50% Convertible Senior Debentures due 2024 and potential consequences are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novell cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties include, among other things: (1) the results of the review of Novell’s historical stock-based compensation practices and the related potential accounting impact; (2) the timing of the completion of such review by the Audit Committee and the independent outside legal counsel engaged by the Audit Committee to conduct the review; (3) any potential restatement and filing of previously issued financial statements and assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting; (4) the review and filing of Novell’s Form 10-Q for the fiscal quarter ended July 31, 2006; (5) the possibility that the occurrence of an Event of Default under the Indenture could cause acceleration of repayment of the entire principal amounts and accrued interest on the Debentures; (6) the possibility that the Nasdaq Listing Qualifications Panel may not grant Novell’s request for an extension to regain compliance with Nasdaq listing qualifications or Novell’s failure to regain compliance within any extension period that is granted, in which case Novell’s common stock would be delisted from the Nasdaq National Market; (7) any adverse results of lawsuits or governmental inquiries; and (8) additional risks and uncertainties and important factors described in Novell’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. There can be no assurance that the outcome of the review by Novell’s Audit Committee of Novell’s past stock-based compensation practices and the related potential accounting impact will not result in changes in the preliminary financial results for the third fiscal quarter 2006 or a restatement of financial results provided by the company for any historical period. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.
Date: September 20, 2006	By /s/ Dana C. Russell Vice President Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Novell, Inc. dated September 20, 2006